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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 5, 1998, relating to the consolidated financial statements of Proxicom, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 31, 1998 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."



PricewaterhouseCoopers LLP

McLean, VA
February 12, 1999